UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 10, 2008 (April 10, 2008)

BROWN SHOE COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue, St. Louis, Missouri 63105 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05   Costs Associated with Exit or Disposal Activities

On April 10, 2008, the Company announced that it intends to join employees from its Madison, Wisconsin-based retail divisions and St. Louis-based wholesale divisions to create a more interconnected footwear company, headquartered in St. Louis. All of the approximately 270 Madison-based employees will be offered jobs and relocation assistance. For those employees who choose not to relocate, the Company will provide severance benefits, outplacement assistance and job fairs. The Company believes this move will foster collaboration, increase its speed to market and strengthen its connection with consumers.

The Company expects the transition from Madison to St. Louis to begin during the second quarter and be substantially complete by the end of the third quarter of 2008. The Company expects to incur pre-tax expenses of $25 to $30 million related to this initiative, as follows:

Expense category	Estimate of pre-tax expenses
People related costs, including relocation, retention incentives and severance	$15 - $16 million
Fixed asset write-offs (noncash expense)	$4 - $5 million
Lease termination costs	$4 - $6 million
Other	$2 - $3 million
Total	$25 - $30 million

Actual expenses could differ from these estimates.

This Current Report contains certain forward-looking statements and expectations regarding the Company's future performance and such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include (i) the preliminary nature of estimates of the costs of transitioning personnel to St. Louis, which are subject to change as the Company refines these estimates over time; (ii) the Company’s ability to successfully integrate the two divisions without significant disruption to the business; and (iii) the Company’s ability to retain key employees. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

Item 7.01   Regulation FD Disclosure

On April 10, 2008, Brown Shoe Company, Inc. (the "Company") issued a press release (the "Press Release") announcing that it intends to join employees from its Madison, Wisconsin-based retail divisions and St. Louis-based wholesale divisions to create a more interconnected footwear company, headquartered in St. Louis. A copy of the Press Release is being furnished as exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibit

	Exhibit No.	Description
	99.1	Press Release issued April 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
Date: April 10, 2008	By: /s/ Michael I. Oberlander

Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued April 10, 2008